                                  SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

    Filed by the Registrant [X]

    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:

[ ] Preliminary Proxy Statement         [ ] Confidential, For Use of the Com-
                                            mission Only (as permitted by
[X] Definitive Proxy Statement              Rule 14a-6(e)(2))

[ ] Definitive Additional Materials

[ ] Soliciting Material Under Rule 14a-12

                          SUNRISE TELECOM INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      [X] No fee required.

      [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
      (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

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      (5) Total fee paid:

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      [ ] Fee paid previously with preliminary materials:

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      [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

--------------------------------------------------------------------------------
      (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
      (3) Filing Party:

--------------------------------------------------------------------------------
      (4) Date Filed:

--------------------------------------------------------------------------------

                             [LOGO] SUNRISE TELECOM

                                302 Enzo Drive
                          San Jose, California 95138
                                                                 March 22, 2002

Dear Stockholder:

   You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Sunrise Telecom Incorporated to be held on Wednesday, May 8, 2002 at 10:00 AM at our offices at 302 Enzo Drive, San Jose, California 95138.

   The Secretary's formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matters to be acted upon at the annual meeting. You also will have the opportunity to hear what has happened in our business in the past year and to ask questions.

   We hope that you can join us. However, whether or not your plan to be there, please sign and return your proxy in the enclosed envelope as soon as possible so that your vote will be counted.

                                          Sincerely,

                                          /s/ Paul Chang

                                          Paul Ker-Chin Chang
                                          President and Chief Executive Officer

                         Sunrise Telecom Incorporated
                                302 Enzo Drive
                          San Jose, California 95138
                                                                 March 22, 2002

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

   Sunrise Telecom Incorporated will hold its Annual Meeting of Stockholders at 10:00 AM on Wednesday, May 8, 2002 at our offices at 302 Enzo Drive, San Jose, California 95138.

   At this meeting we will ask you:

  . to elect two directors to serve until the 2005 Annual Meeting of Stockholders; and

  .   to transact any other business that properly comes before the meeting.

   Your Board of Directors has selected March 15, 2002 as the record date for determining stockholders entitled to vote at the meeting. A list of stockholders on that date will be available for inspection at 302 Enzo Drive, San Jose, California 95138, for ten days before the meeting.

   This Proxy Statement, a proxy card and the 2001 Annual Report to Stockholders are being distributed on or about April 1, 2002, to those entitled to vote.

                                          By Order of the Board of Directors

                                          /s/ Michael Heafey

                                          Michael F. Heafey
                                          Secretary

                              GENERAL INFORMATION

Q: Who is soliciting my proxy?

A: We--the Board of Directors of Sunrise Telecom Incorporated - are sending you this Proxy Statement in connection with our solicitation of proxies for use at Sunrise's 2002 Annual Meeting of Stockholders. Certain directors, officers and employees of Sunrise may solicit proxies on our behalf by mail, phone, fax or in person.

Q: Who is paying for this solicitation?

A: Sunrise will pay for the solicitation of proxies. Sunrise also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of Sunrise common stock.

Q: What am I voting on?

A: The election of Paul A. Marshall and Patrick Peng-Koon Ang to the Board of
   Directors.

Q: Who can vote?

A: Only those who owned Sunrise common stock at the close of business on March
   15, 2002, the record date for the Annual Meeting, can vote. Each share of common stock outstanding on that date is entitled to one vote on all matters to come before the meeting.

Q: How do I vote?

A: You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person - by voting you automatically revoke your proxy. You also may revoke your proxy at any time before the voting by giving the Secretary written notice of your revocation or by submitting a later-dated proxy. If you sign and return your proxy in time, the individuals named as proxyholders will vote your shares as you instruct. If you sign and return your proxy but do not mark your voting instructions, the individuals named as proxyholders will vote your shares FOR the election of the nominees for director.

Q: What constitutes a quorum?

A: On the record date, Sunrise had 50,806,766 shares of common stock, $.001 par value, outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the issued and outstanding stock entitled to vote at the meeting are present in person or represented by proxy. We include the shares of persons who abstain in determining those present and entitled to vote, but exclude shares held by brokers in "street" or "nominee" name when the broker indicates that you have not voted and it lacks discretionary authority to vote your shares (i.e., "broker non-votes").

Q: What vote is needed to approve the proposals?

A: The nominees receiving the most votes are elected as directors. As a result if you withhold your authority to vote for any nominee, your vote will not count for or against the nominee, nor will a broker "non-vote" affect the outcome of the election

Q: Can I vote on other matters?

A: Sunrise's by-laws limit the business conducted at any annual meeting to (1) business in the notice of the meeting, (2) business directed by the Board of Directors and (3) business brought by a stockholder of record entitled to vote at the meeting so long as the stockholder has notified our Secretary in writing (at our San Jose headquarters) not less than 90 days nor more than 120 days before the anniversary of the prior year's annual meeting. The notice must briefly describe the business to be brought and the reasons; give the name, address and number of shares owned by the stockholder of record and any beneficial holder for which the proposal is made; and identify any material interest the stockholder of record or any beneficial owner has in the business.

   We do not expect any matters not listed in the Proxy Statement to come before the meeting. If any other matter is presented, your signed proxy card gives the individuals named as proxyholders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934 (the "Exchange Act") (which would include matters that the proxyholders did not know were to be presented 90 days before the anniversary of last year's proxy statement).

Q: What is the deadline for submitting a stockholder proposal for the 2003
   Annual Meeting?

A: To be considered for presentation in the proxy statement for Sunrise's 2003
   Annual Meeting of Stockholders, a stockholder proposal must be received at Sunrise's offices no later than November 22 , 2002.

Q: How do I nominate someone to be a Sunrise director?

A: A stockholder may recommend nominees for director notifying our Secretary in writing (at our San Jose headquarters) not less than 90 nor more than 120 days before the anniversary of the mailing of the proxy statement for the prior year's annual meeting. The notice must include the full name, age, business and residence addresses, principal occupation or employment of the nominee, the number of shares of Sunrise common stock the nominee beneficially owns, any other information about the nominee that must be disclosed in proxy solicitations under Rule 14(a) of the Securities Exchange Act of 1934 and the nominee's written consent to the nomination and to serve, if elected.

                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS

   Sunrise's Board of Directors is divided into three classes serving staggered three-year terms. At the Annual Meeting, you and the other stockholders will elect two individuals to serve as a director until the 2005 Annual Meeting. Each of the nominees is now a member of the Board of Directors.

   The individuals named as proxyholders will vote your proxy for the election of the two nominees unless you direct them to withhold your votes. If any nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxyholders may vote for a substitute. We recommend a vote FOR each of the nominees.

   Below are the names and ages of the directors, the years they became directors, their principal occupations or employment for at least the past five years and certain of their other directorships.

Nominees for Election for a Three-Year Term Ending with the 2005 Annual Meeting

..  Paul A. Marshall      Age 44, a director since October 1991. Our Chief Operating Officer since
                         December 1999; our Vice President of Marketing since March 1992; our Chief
                         Financial Officer from October 1991 until December 1999. From 1980 to 1992, various positions with the Wiltron division of Anritsu Corporation, most recently as Marketing Staff Engineer.

..  Patrick Peng-Koon Ang Age 42, a director since March 2000. Executive Vice President and Chief
                         Operating Officer of ESS Technology since December 2001. From January
                         2000 until September 2001, Mr. Ang held the position of Chief Executive
                         Officer of Broadxent, Inc., a broadband communications equipment manufacturer. From November 1997 to December 1999, Mr. Ang was
                         President of Ectiva, Inc., an Internet appliance manufacturer, which was acquired by Creative Technology, Ltd. Before joining Ectiva, Mr. Ang was
                         Division President for OPTi, Inc., a supplier of semiconductor products for the personal computer market, from December 1993 until November 1997. He was also the founder of MediaSonics and co-founder of MediaChips, which was acquired by OPTi, in November 1993.

Directors Continuing in Office Until the 2003 Annual Meeting

..  Paul Ker-Chin Chang Age 43, a director since October 1991. Our Chief Executive Officer, President and Chairman since October 1991. From 1984 to 1991, Engineering Supervisor
                       for the Wiltron division of Anritsu Corporation, a manufacturer of communications test equipment.

..  Henry P. Huff       Age 58, a director since March 2000. Vice President, Finance and Chief
                       Financial Officer of NorthPoint Communications Group Inc. from June 1998 until his retirement in April 2000. Chief Financial Officer of Fabrik
                       Communications, Inc., a messaging service provider, from October 1996 until
                       June 1998 and Chief Financial Officer of Sierra Ventures, a Menlo Park-based venture capital firm, from February 1992 to September 1996. From August
                       1986 to February 1992, Chief Financial Officer of Centex Telemanagement,
                       Inc.

Directors Continuing in Office Until the 2004 Annual Meeting

..  Robert C. Pfeiffer Age 39, a director since October 1991. Retired. Our Vice President of
                      Engineering from 1991 to March 2001; our Chief Technology Officer from
                      December 1999 to March 2001; our Secretary from October 1991 to July 2000.
                      From June 1989 to October 1991, a Telecommunication R&D Engineer for the
                      Wiltron division of Anritsu Corporation.

..  Jennifer J. Walt   Age 45, a director since March 2000. An attorney at the law firm of Littler
                      Mendelson, P.C. since 1983 and currently a shareholder of that firm.

Committees of the Board of Directors; Meetings

   During the year ended December 31, 2001, the Board held six meetings. Each of the directors attended at least 75% of the meetings of the Board and the committees on which he or she served. The Board has an Audit Committee and a Compensation Committee. The Board has adopted a written Audit Committee Charter, which is attached to this Proxy Statement as Appendix A. The Board does not have a nominating committee or a committee performing the functions of a nominating committee.

  Audit Committee

   The responsibilities of the Audit Committee include:

  .   Nominating the independent auditors for annual approval by the Board;

  .   Reviewing the plan for the audit and related services at least annually;

  .   Reviewing audit results and annual and interim financial statements;

  . Ensuring the receipt of, and reviewing, a written statement from the company's auditors delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard 1;

  . Reviewing and actively discussing with the company's auditors any disclosed relationship or service that may impact the objectivity and independence of the auditor;

  . Taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor;

  . Overseeing the adequacy of the company's system of internal accounting controls, including obtaining from the independent auditors management letters or summaries on such internal accounting controls;

  .   Overseeing the effectiveness of the internal audit function;

  .   Overseeing the company's compliance with the Foreign Corrupt Practices
      Act;

  . Overseeing the company's compliance with SEC requirements for disclosure of auditor's services and Audit Committee members and activities; and

  . Overseeing the company's finance function, which may include the adoption from time to time of a policy with regard to the investment of the company's assets.

   The current members of the Audit Committee are Henry P. Huff (Chairman), Patrick Peng-Koon Ang and Jennifer J. Walt, three independent directors. The Audit Committee met four times in 2001.

  Compensation Committee

   The responsibilities of the Compensation Committee include:

  . Establishing and reviewing the company's general compensation policies applicable to the company's Chief Executive Officer and President and other executive officers;

  . Reviewing and approving the level of compensation, including salaries, fees, benefits, executive incentive plans and perquisites, of the Chief Executive Officer and President and the other executive officers of the company;

  . Reviewing and advising the Board concerning the performance of the Chief Executive Officer and President of the company and of those other employees whose compensation is within the review jurisdiction of the committee;

  . Reviewing and advising the Board concerning both regional and industry-wide compensation practices and trends in order to assess the adequacy and competitiveness of the company's executive compensation programs among comparable companies in the company's industry;

  . Administering the stock compensation plans that may be adopted by the company from time to time, including the determination of employees and the parties who are to receive grants of stock or stock options and the terms of such grants;

  . Performing such other functions and have such other powers as may be necessary or convenient to the efficient discharge of the foregoing; and

  . Reporting to the Board of Directors regarding the foregoing from time to time, or whenever it shall be called upon to do so.

   The current members of the Compensation Committee are Jennifer J. Walt (Chairwoman), Patrick Peng-Koon Ang and Henry P. Huff, three independent directors. The Compensation Committee met five times in 2001.

                                STOCK OWNERSHIP

Beneficial Ownership of Certain Stockholders, Directors and Executive Officers

   This table shows, as of March 1, 2002, the number of shares beneficially owned by each director, each executive officer named in the Summary Compensation Table on page 6, all directors and executive officers as a group and any beneficial owner of more than 5% of the common stock, as reported by each person. Except as noted, each person has sole voting and investment power over the shares shown in this table. Unless otherwise indicated, the address of each of the named individuals is c/o Sunrise Telecom Incorporated, 302 Enzo Drive, San Jose, California, 95138.

                                                                  Amount and Nature of Common
                                                                   Stock Beneficially Owned
                                                                 ----------------------------
                                                                  Number of Shares  Percent of
Beneficial Owner                                                 Beneficially Owned   Class
----------------                                                 ------------------ ----------
Paul Ker-Chin Chang.............................................     13,062,250(1)     25.8%
Paul A. Marshall................................................     11,837,260(2)     23.4%
Robert C. Pfeiffer..............................................      6,343,240        12.6%
Peter L. Eidelman...............................................        144,603(3)        *
Ralph Gerbasi...................................................         91,000(4)        *
Jeong E. Joo....................................................        110,875(5)        *
Patrick Peng-Koon Ang...........................................          3,667(6)        *
Henry P. Huff...................................................          3,667(6)        *
Jennifer J. Walt................................................        431,917(6)        *
All directors and executive officers as a group(nine persons)...     32,028,479(7)     63.0%

--------
 *  Less than one percent of the outstanding shares of common stock.
(1) Includes 31,800 shares held as custodian for minor child and 31,250 shares issuable upon exercise of outstanding options, which are exercisable within 60 days of March 1, 2002.
(2) Includes 1,200 shares held as custodian for minor child and 25,000 shares issuable upon exercise of outstanding options, which are exercisable within 60 days of March 1, 2002.
(3) Includes 131,500 shares issuable upon exercise of outstanding options, which are exercisable within 60 days of March 1, 2002.
(4) Includes 6,875 shares issuable upon exercise of outstanding options, which are exercisable within 60 days of March 1, 2002.
(5) Includes 90,875 shares issuable upon exercise of outstanding options, which are exercisable within 60 days of March 1, 2002.
(6) Includes 1,667 shares issuable upon exercise of outstanding options, which are exercisable within 60 days of March 1, 2002.
(7) Includes 290,501 shares issuable upon exercise of outstanding options, which are exercisable within 60 days of March 1, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

   Under U.S. securities laws, directors, certain executive officers and persons holding more than 10% of Sunrise's common stock must report their initial ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. The Securities and Exchange Commission has designated specific due dates for these reports and Sunrise must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on its review of copies of the reports filed with the Securities and Exchange Commission and written representations of its directors and executive officers, Sunrise believes all persons subject to reporting filed the required reports on time in 2001, except for Paul A. Marshall, who filed a late Form 4 in January 2002 to report the sales of 14,890 shares in November 2001.

          COMPENSATION OF DIRECTORS AND THE NAMED EXECUTIVE OFFICERS

Compensation of Directors

   Compensation. We do not compensate our employee directors for their services as directors. Directors who are not our employees receive compensation for their services as directors at a rate of $30,000 per year. From January 2001 until October 2001, the nonemployee directors also received $1,000 per board meeting attended. During 2001, we paid to directors a total of $141,000 in fees. We also reimbursed the directors for their out-of-pocket expenses in attending Board and committee meetings.

   Stock Options. Under our 2000 stock plan, each of our non-employee directors will receive a grant of an option to purchase shares with a fair market value equal to $25,000 on the date of the Annual Meeting and on the date of each subsequent annual meeting, provided he or she will continue to serve on the board after such annual meeting. Non-employee director options have a term of ten years but expire within 90 days of the director's termination of service or one year if such termination is due to death or disability. Non-employee director options vest one year from the date of grant, provided the director continues to serve as a director at that time. Directors who are our employees are eligible to participate in our 2000 stock plan and our 2000 employee stock purchase plan.

Compensation of the Named Executive Officers

                          SUMMARY COMPENSATION TABLE

   The following table summarizes the compensation of Sunrise's Chief Executive Officer and the other four most highly compensated executive officers whose aggregate compensation exceeded $100,000 during the year ended December 31, 2001. We refer to these individuals as the "named executive officers" elsewhere in this Proxy Statement.

                                                             Long-Term Compensation
                                                                     Awards
                                                             -----------------------    All
                                       Annual Compensation   Other Annual Securities   Other
                                     -------------------     Compensation Underlying  Compen-
  Name and Principal Position   Year Salary($) Bonus($)         ($)(1)    Options(#) sation($)
  ---------------------------   ---- --------- ---------     ------------ ---------- ---------
Paul Ker-Chin Chang............ 2001  587,648     29,382          --       100,000     5,806(2)
 Chairman, Chief Executive      2000  513,945    248,973          --            --    28,971(3)
 Officer and President          1999  513,945  1,204,629          --            --    22,548(4)

Paul A. Marshall............... 2001  540,871     27,044          --        80,000     3,221(5)
 Chief Operating Officer and    2000  481,140    232,570          --            --    13,767(6)
 Vice President Marketing       1999  481,140  1,117,851          --            --    18,391(7)

Peter L. Eidelman.............. 2001  188,334      9,417          --        20,000     5,390(8)
 Chief Financial Officer and    2000  182,000     83,000          --            --    13,383(9)
 Treasurer                      1999  127,500    117,300          --        60,000    15,103(10)

Raffaele Gerbasi (11).......... 2001  222,134  1,284,569(12)      --        22,000        --
 Vice President Cable Broadband

Jeong E. Joo (13).............. 2001  162,324      8,116          --        15,000     5,202(14)
 Chief Technology Officer

--------
(1) Excludes certain perquisites and other benefits which did not exceed 10% of any officer's total salary and bonus.
(2) Includes $5,250 of company contributions to Sunrise's 401(k) plan and life insurance premiums of $557 paid on behalf of such officer.

(3) Includes $8,000 in deferred profit sharing, $15,164 in paid out vacation, $5,250 of company contributions to Sunrise's 401(k) plan and life insurance premiums of $557 paid on behalf of such officer.
(4) Includes $12,800 in deferred profit sharing, $4,110 in paid out vacation, $5,000 of company contributions to Sunrise's 401(k) plan and life insurance premiums of $638 paid on behalf of such officer.
(5) Includes $2,704 of company contributions to Sunrise's 401(k) plan and life insurance premiums of $517 paid on behalf of such officer.
(6) Includes $8,000 in deferred profit sharing, $5,250 of company contributions to Sunrise's 401(k) plan and life insurance premiums of $517 paid on behalf of such officer.
(7) Includes $12,800 in deferred profit sharing, $5,000 of company contributions to Sunrise's 401(k) plan and life insurance premiums of $591 paid on behalf of such officer.
(8) Includes $5,250 of company contributions to Sunrise's 401(k) plan and life insurance premiums of $140 paid on behalf of such officer.
(9) Includes $8,000 in deferred profit sharing, $5,250 of company contributions to Sunrise's 401(k) plan and life insurance premiums of $133 paid on behalf of such officer.
(10) Includes $10,200 in deferred profit sharing, $4,781 of company contributions to Sunrise's 401(k) plan and life insurance premiums of $122 paid on behalf of such officer.
(11) Mr. Gerbasi was appointed Vice President and General Manager of Sunrise's Cable Broadband Group in October 2001. Mr. Gerbasi's compensation is paid in Canadian dollars. The amounts reflected in this proxy statement have been converted into U.S. dollars.
(12) Includes an employment retention bonus of $1,284,569 issued in the acquisition of Avantron Technologies, Inc. in January 2001.
(13) Mr. Joo was appointed Chief Technology Officer in July 2001.
(14) Includes $5,092 of company contributions to Sunrise's 401(k) plan and life insurance premiums of $111 paid on behalf of such officer.

                     Option/SAR Grants in Last Fiscal Year

   The following table sets forth certain information regarding stock options granted during fiscal 2001 to the named executive officers. None of such persons received awards of stock appreciation rights during fiscal 2001.





                                                                                 Potential Realizable
                                              Individual Grants                    Value at Assumed
                              --------------------------------------------------   Annual Rates of
                                Number of    Percent of                              Stock Price
                               Securities   Total Options                          Appreciation for
                               Underlying    Granted to   Exercise or               Option Term(3)
                                 Options    Employees in  Base Price  Expiration --------------------
Name                          Granted(#)(1)  Fiscal Year   ($/Sh)(2)     Date        5%      10%($)
----                          ------------- ------------- ----------- ----------  -------    -------
Paul Ker-Chin Chang..........    100,000         9.0         4.94      1/10/11   310,674    787,309
Paul A. Marshal..............     80,000         7.2         4.94      1/10/11   248,539    629,847
Peter L. Eidelman............     20,000         1.8         4.94      1/10/11    62,135    157,462
Raffaele Gerbasi.............     22,000         2.0         4.94      1/10/11    68,348    173,208
Jeong E. Joo.................     10,000         0.9         4.94      1/10/11    31,067     78,731
                                   5,000         0.5         5.40      7/18/11    16,980     43,031

--------
(1) All options granted vest 25% beginning one year after the date of grant and 1/48 per month thereafter. Under the terms of our stock option plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options.
(2) All options were granted at fair market value at date of grant.
(3) Realizable values are reported net of the option exercise price. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates (determined from the price at the date of grant, not the stock's current market value) set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of our stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock as well as the option holder's continued employment through the vesting period. The potential realizable value calculation assumes that the optionholder waits until the end of the option term to exercise the option.

    Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End
                              Options/SAR Values

   The following table provides summary information regarding options to purchase Sunrise common stock that were exercised by the named executive officers during the year ended December 31, 2001 and the number and value of unexercised in the money Sunrise options held by the named executive officers at December 31, 2001. The closing price per share of our common stock on December 31, 2001 was $4.01.

                                                       Number of Securities  Value of Unexercised
                                                      Underlying Unexercised In-the-Money Options
                                                       Options at FY-End(#)      at FY-End($)
                                Shares                ---------------------- --------------------
                              Acquired On    Value         Exercisable/          Exercisable/
Name                          Exercise(#) Realized($)     Unexercisable         Unexercisable
----                          ----------- ----------- ---------------------- --------------------
Paul Ker-Chin Chang..........       --           --           0/100,000                    0/0
Paul A. Marshall.............       --           --            0/80,000                    0/0
Peter L. Eidelman............   41,700      248,215       53,300/57,500         122,603/81,625
Raffaele Gerbasi.............       --           --            0/22,000                    0/0
Jeong E. Joo.................    5,400       36,585       33,750/41,250          77,462/58,137

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee currently consists of Jennifer J. Walt (Chairwoman), Patrick Peng-Koon Ang and Henry P. Huff. No member of the Compensation Committee was an officer or employee of Sunrise or any of its subsidiaries during 2001. None of our executive officers has served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of Sunrise. During 2001, we retained the law firm of Littler Mendelson to perform legal services for us. Ms. Walt, a director of Sunrise and a member of the Compensation Committee, is a shareholder in Littler Mendelson.

Employment Agreements

   In connection with the acquisition of Sunrise Telecom Broadband Corp. (formerly Avantron Technologies, Inc.) in January 2001, Sunrise's Canadian subsidiary entered into an employment agreement with Raffaele Gerbasi. The agreement provides for a Cdn.$390,000 annual salary. In addition, Mr. Gerbasi is entitled to receive retention bonuses of Cdn.$2,031,170 on January 1, 2002, Cdn.$1,160,629 on January 1, 2003, and Cdn.$1,160,629 on January 1, 2004,
provided he is still employed by Sunrise on those dates. The agreement also includes provisions binding Mr. Gerbasi not to compete with Sunrise and not to solicit its employees or customers.

   Sunrise does not have employment agreements with any of its other executive officers.

                          RELATED PARTY TRANSACTIONS

   Paul Ker-Chin Chang, our Chief Executive Officer and President, is the owner of Telecom Research Center. We purchased equipment from Telecom Research Center used in our manufacturing process totaling $59,000 in 2001. At December 31, 2001, there were $2,115 in accounts payable due to Telecom Research Center. The terms of these transactions were negotiated at arms length and are similar to those of unrelated parties.

   On February 19, 2002, Sunrise loaned $1,050,000 to Mr. Chang. The Board of Directors and Compensation Committee both approved the loan. The note requires Mr. Chang to pay interest each month at an annual percentage rate of 4.0%. The principal amount is due no later than February 18, 2005. The loan is secured by three million shares of Sunrise common stock.

   During 2001, we retained the law firm of Littler Mendelson to perform legal services for us. Ms. Walt, a director of Sunrise and a member of the Compensation Committee, is a shareholder in Littler Mendelson.

                         COMPENSATION COMMITTEE REPORT

Overview and Philosophy

   The Compensation Committee reviews and approves executive officer compensation including stock option grants. Executive compensation includes the following elements: base salaries, annual bonuses, profit sharing, stock options and various benefit plans.

   The Compensation Committee is composed of three independent directors. It is the Compensation Committee's objective that executive compensation be tied directly to the achievement of Sunrise's performance objectives. Specifically, Sunrise's executive compensation program is designed to reward executive performance that results in enhanced corporate and stockholder values. Published industry pay survey data is reviewed and relied upon in the Compensation Committee's assessment of appropriate compensation levels, including the Radford Management Survey, Economic Research Institute Survey and data from companies in the telecommunications and computer industry of comparable size, performance and growth rates.

   The Compensation Committee recognizes that the industry sector in which Sunrise operates is highly competitive, with the result that there is substantial demand for qualified, experienced executive personnel. The Compensation Committee considers it crucial that Sunrise be assured of attracting and rewarding its top caliber executives who are essential to the attainment of Sunrise's ambitious long-term strategic goals. For these reasons, the Compensation Committee believes Sunrise's executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations.

Annual Cash Compensation and Benefits

   The Compensation Committee believes that the annual cash compensation paid to executives should be commensurate with both the executive's and Sunrise's performance. For this reason, Sunrise's executive cash compensation consists of base compensation (salary), variable incentive compensation (annual bonus), as well as participation in the Sunrise profit sharing bonus plan.

   Base salaries for executive officers are established considering a number of factors, including Sunrise's profitability; the executive's individual performance and measurable contribution to Sunrise's success; and pay levels of similar positions with comparable companies in the industry. The Compensation Committee supports Sunrise's compensation philosophy of moderation for elements such as base salary and benefits. The Compensation Committee decides base salaries at the first meeting of each year as part of Sunrise's formal executive officer annual salary review process. As part of a company wide cost savings initiative, the Compensation Committee instituted an approximate 10 to 27% salary reduction for the executive officers in May 2001.

   An executive's annual performance award generally depends on Sunrise's overall financial performance. No bonus payments are made until minimum revenue and profit targets are achieved. These targets are reviewed annually to meet the changing nature of Sunrise's business. The incentive portion is set as a percentage of base compensation for all key management of Sunrise. The performance is valued based on a combination of revenue growth and maintaining net income performance.

   Sunrise provides benefits to the named executive officers that are generally available to all Sunrise employees including the profit sharing bonus program.

Stock Options

   In 2001, Sunrise made stock option grants to its executive officers. Prior to Sunrise's initial public offering in July 2000, the founding officers had not received option grants.

   The Compensation Committee intends to use options grants to attract, retain and motivate Sunrise's executive officers and other participants by providing them with a meaningful stake in Sunrise's long-term success. In making its determinations, the Compensation Committee takes into consideration: (i) grants made to individuals in similar positions in comparable high technology companies, (ii) participants' contributions to Sunrise's performance, both short- and long-term, (iii) prior stock option grants, especially as they relate to the number of options vested and unvested, and (iv) the impact that total option grants made to all participants have on dilution of current stockholder ownership and Sunrise's earnings.

Chief Executive Officer and President's Compensation

   Mr. Chang's compensation for fiscal 2000 was evaluated and approved by the Compensation Committee based upon a survey of comparable Chief Executive Officers' salaries in the Bay Area and comparable companies. Mr. Chang's base salary had not changed since 1997 and continued at the same level in 2000. In January 2001, the Compensation Committee approved an increase in Mr. Chang's base salary to $700,000 and granted him an option to purchase 100,000 shares of Sunrise common stock for his contribution and achievements during 2000. In May 2001, as part of a company wide cost savings initiative, Mr. Chang agreed to reduce his salary to $513,945, which was his base salary before his raise in January 2001. As a result, Mr. Chang's 2001 compensation consisted of a base salary of $587,648 and a variable performance-based compensation bonus based on revenue growth and maintaining profitable performance. Due to the company's financial performance in 2001 compared to 2000, Mr. Chang did not receive an executive officer bonus. Mr. Chang received profit sharing at 5% of base compensation, consistent with all employees of the company. The profit sharing payment for 2001 was paid in cash.

Tax Deductibility of Executive Compensation

   As a matter of policy, Sunrise believes it is important to retain the flexibility to maximize its tax deductions. Amendments to Section 162(m) of the Internal Revenue Code have eliminated the deductibility of most compensation over a million dollars in any given year. It is the policy of the Compensation Committee to consider the impact, if any, of Section 162(m) on Sunrise and to document as necessary specific performance goals to seek to preserve Sunrise's tax deductions.

                                          Compensation Committee

                                          Jennifer J. Walt, Chairwoman
                                          Patrick Peng-Koon Ang
                                          Henry P. Huff

                            AUDIT COMMITTEE REPORT

   The Audit Committee of the Board consists of the three directors whose signatures appear below. Each member of the Audit Committee is "independent" as defined in the National Association of Securities Dealers' listing standards.

   The Audit Committee's general role is to assist the Board in monitoring Sunrise's financial reporting process and related matters. Its specific responsibilities are set forth in its charter, which is attached as Appendix A to this proxy statement.

   As required by the charter, the Audit Committee reviewed Sunrise's financial statements for 2001 and met with management, as well as with representatives of KPMG LLP, Sunrise's independent public accountants, to discuss the financial statements. The Audit Committee also discussed with representatives of KPMG LLP the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees.

   The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed the independence of KPMG LLP with that firm.

   Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in Sunrise's Annual Report on Form 10-K for the year ended December 31, 2001.

                                          Audit Committee

                                          Henry P. Huff, Chairman
                                          Patrick Peng-Koon Ang
                                          Jennifer J. Walt

                                   AUDITORS

   KPMG LLP, our auditors for the year ended December 31, 2001, also will be our auditors for 2002. A KPMG LLP representative will attend the annual meeting, will have the opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions.

Audit Fees

   The aggregate fees billed for professional services rendered by KPMG LLP for the audit of Sunrise's annual financial statements for the fiscal year ended December 31, 2001 and the reviews of the financial statements included in Sunrise's Forms 10-Q for that fiscal year were approximately $258,000.

Financial Information Systems Design and Implementation Fees

   There were no fees billed for information technology services rendered by KPMG LLP for the fiscal year ended December 31, 2001.

All Other Fees

   The aggregate fees billed for services rendered by KPMG LLP, other than the services covered in "Audit Fees" and "Financial Information Systems Design and Implementation Fees" above, for the fiscal year ended December 31, 2001 were approximately $60,000, and included professional services provided in connection with the acquisition of Avantron Technologies, Inc., tax compliance, and SEC regulatory filings.

   The Audit Committee of the Board has considered whether the provision of the non-audit services is compatible with maintaining the principal accountant's independence.

                            STOCK PERFORMANCE GRAPH

   This graph below compares the total return on Sunrise Telecom Incorporated common stock and certain indices from July 13, 2000, the date Sunrise's common stock began trading on the Nasdaq National Market. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of our common stock.

                                     [CHART]


                       Base
                      Period                    Months Ending
                     -------- -------------------------------------------------
                     July 13, September December March June  September December
 Company / Index       2000     2000      2000   2001  2001    2001      2001
 ---------------     -------- --------- -------- ----- ----- --------- --------
 SUNRISE TELECOM....   100     192.08    26.04   48.33 39.67   33.27    26.73
 NASDAQ US INDEX....   100      87.48    58.58   43.73 51.54   35.76    46.48
 TECHNOLOGY--500....   100      83.73    56.57   42.57 47.72   32.21    43.13

                                   FORM 10-K

   Sunrise filed an Annual Report on Form 10-K with the Securities and Exchange Commission. Stockholders may obtain a copy of this report, without charge, by writing to Michael F. Heafey, General Counsel and Secretary, Sunrise Telecom Incorporated, 302 Enzo Drive, San Jose, California 95138.

                                          By Order of the Board of Directors,

                                          /s/ Michael Heafey

                                          Michael F. Heafey
                                          Secretary

March 22, 2002

                                                                     APPENDIX A

                         SUNRISE TELECOM INCORPORATED

                        Charter for the Audit Committee
                           of the Board of Directors

Purpose

   The purpose of the Audit Committee established by this charter will be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of Sunrise Telecom Incorporated (the "Company"), to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, to supervise the finance function of the Company (which will include, among other matters, the Company's investment activities) and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention.

   The Audit Committee will undertake those specific duties and responsibilities listed below, and such other duties as the Board from time to time may prescribe.

Charter Review

   The Audit Committee will review and reassess the adequacy of this charter at least once per year. This review is initially intended to be conducted at the first Audit Committee meeting following the Company's Annual Meeting of Stockholders, but may be conducted at any time the Audit Committee desires to do so. Additionally, to the extent and in the manner that the Company is legally required to do by the rules of the Securities and Exchange Commission (the "SEC"), this charter (as then constituted) shall be publicly filed.

Membership

   The Audit Committee must be comprised of at least three members of the Board. Such members will be elected and serve at the pleasure of the Board. The members of the Audit Committee will not be employees of the Company. Each member of the Audit Committee shall be an "independent director," as defined by and to the extent required by the Rules of the National Association of Securities Dealers, Inc. ("NASD").

   Further, each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Notwithstanding the foregoing, one director who is not independent, as defined in the NASD Rules, and who is not a current employee or an immediate family member of such employee, may be appointed to the Audit Committee, if the board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

Meetings

   The Audit Committee will meet separately with the President and Chief Executive Officer and separately with the Chief Financial Officer of the Company at least quarterly to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company upon the completion of the annual audit, and at such other times as it deems appropriate, to review the independent auditors' examination and management report.

Responsibilities

   The responsibilities of the Audit Committee shall include:

    1. Nominating the independent auditors for annual approval by the Board and ratification by the stockholders;

    2. Reviewing the plan for the audit and related services at least annually;

    3. Reviewing audit results and annual and interim financial statements;

    4. Ensuring the receipt of, and reviewing, a written statement from the Company's auditors delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1;

    5. Reviewing and actively discussing with the Company's auditors any disclosed relationship or service that may impact the objectivity and independence of the auditor;

    6. Taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor;

    7. Overseeing the adequacy of the Company's system of internal accounting controls, including obtaining from the independent auditors management letters or summaries on such internal accounting controls;

    8. Overseeing the effectiveness of the internal audit function;

    9. Overseeing the Company's compliance with the Foreign Corrupt Practices
       Act;

   10. Overseeing the Company's compliance with SEC requirements for disclosure of auditor's services and Audit Committee members and activities; and

   11. Overseeing the Company's finance function, which may include the adoption from time to time of a policy with regard to the investment of the Company's assets.

   In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it.

   Finally, the Audit Committee shall ensure that the Company's auditors understand both (i) their ultimate accountability to the Board and the Audit Committee, as representatives of the Company's stockholders, and (ii) the Board's and the Audit Committee's ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company's independent auditors (or to nominate the outside auditor to be proposed for stockholder approval in any proxy statement).

Reports

   The Audit Committee will to the extent deemed appropriate record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. To the extent required, the Audit Committee will also prepare and sign a Report of the Audit Committee for inclusion in the Company's proxy statement for its Annual Meeting of Stockholders.

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          SUNRISE TELECOM INCORPORATED
              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 8, 2002

     The undersigned hereby appoints Paul Ker-Chin Chang and Paul A. Marshall, or either of them, each with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of SUNRISE TELECOM INCORPORATED to be held at the company's offices at 302 Enzo Drive, San Jose, California, on Wednesday, May 8, 2002, at 10:00 A.M., and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following:

      (Continued, and to be marked, dated and signed, on the reverse side)

(Continued from other side)


This proxy will be voted as directed. In the absence of contrary directions,                                    [X] Please mark
this proxy will be voted FOR the election of the directors listed below.                                            your votes
                                                                                                                    as this


1. To elect two directors to serve until the 2005 Annual Meeting of Stockholders


   FOR all                   WITHHOLD
nominees listed         authority to vote
 (except as             for all nominees
 indicated)                  listed

  [ ]                         [ ]

2.  In their discretion, upon any and all such other matters as may properly come before the meeting or any adjournment thereof.
                                                                                                                I plan to attend
                                                                                                                   the meeting
Instruction: To withhold authority to vote for any individual nominee,                                                  [ ]
strike a line through that nominee's name in the list below.
                                                                                       STOCKHOLDERS ARE URGED TO MARK, DATE
Paul A. Marshall and Patrick Peng-Koon Ang                                             SIGN AND RETURN THIS PROXY PROMPTLY IN
                                                                                       THE ENVELOPE PROVIDED, WHICH REQUIRE
                                                                                       NO POSTAGE IF MAILED IN THE UNITED STATES.



Signature(s) __________________________________________________________________________                 Date _________________


Signature(s) __________________________________________________________________________                 Date _________________

The signature should correspond exactly with the name appearing on the certificate evidencing your Common Stock.
If more than one name appears, all should sign. Joint owners should each sign personally.